Certain portions of this exhibit (indicated by “[*****]”) have been omitted pursuant to Item 601(b)(10) of Regulation S-K

AMENDMENT NO. 3, dated as of June 9, 2022, to CONVERTIBLE SENIOR SECURED DELAYED-DRAW CREDIT AGREEMENT (as amended by Amendment No. 1 thereto, dated as of February 22, 2022, and Amendment No. 2 thereto, dated as of March 25, 2022, and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Atlas Financial Holdings, Inc., American Insurance Acquisition Inc., Anchor Group Management Inc., Anchor Holdings Group, Inc, optOn Digital IP Inc., optOn Insurance Agency Inc., Plainview Premium Finance Company, Inc., jointly and severally (collectively, the “Credit Parties”), the Lenders (defined below) party hereto, and Sheridan Road Partners, LLC, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).
The parties hereby agree as follows:
1.Definitions, Etc. All terms used herein, unless otherwise defined, shall have the meanings ascribed thereto in the Credit Agreement. References to “Articles” and “Sections” in this Amendment are references to Articles and Sections of the Credit Agreement. References to “Attachments” are references to attachments to this Amendment No. 3.
2.Purposes. The purposes of this Amendment No. 3 are to provide for (a) the addition of new Lenders as signatories to the Credit Agreement having the respective Term Loan Commitments set forth on Attachment 1, (b) an increase in the Total Term Loan Commitment from $3,000,000 to $6,200,000, (c) modification of the Credit Parties’ obligations with respect to the Collateral securing the satisfaction of the Obligations and (d) the other modifications and supplements to the terms of the Credit Agreement and the other Credit Documents provided for herein.
3.New Lenders. Each of the Lenders designated on Attachment 1 as a “New Lender,” by its execution and delivery of this Amendment No. 3 shall become a Lender under the Credit Agreement with the Term Loan Commitment and the address for notices indicated on Attachment 1. All of the parties acknowledge that the Term Loan Commitments of the Lenders other than the New Lenders have been fully satisfied and that any Term Loans made from and after the date hereof shall be made solely by the New Lenders in proportion to their respective Term Loan Commitments.
4.Amendments.
(a)Defined Terms. Section 1.1 is hereby amended as follows:
(1)A new definition is hereby inserted immediately following the definition of “ERISA Event” to read in its entirety as follows:
“Expansion Loans” means Term Loans made after March 31, 2022, by Lenders who become parties to this Agreement subsequent to that date.
(2)The definition of the term “Maturity Date” is hereby revised to read in its entirety as follows:
“Maturity Date” means the earlier of (i) June 30, 2024 and (ii) such other date on which the Term Loan Commitments terminate and the Term Loans and all other Obligations hereunder become due pursuant to Section 7.2.

(3)A new definition is hereby inserted immediately following the definition of “Prime Rate” to read in its entirety as follows:
“Qualifying Cash Amount” means, on any date of determination, the aggregate of Cash in Deposit Accounts maintained by the Credit Parties and subject to a Control Agreement in favor of the Administrative Agent.
(4)The definition of the term “Requisite Lenders” is hereby revised to read in its entirety as follows:
“Requisite Lenders” means, on any date of determination (a) Broadbill Partners II, LP if it is a Lender on that date, and (b) if Broadbill Partners II, LP is not a Lender on that date, one or more Lenders then having or holding Term Loan Exposure representing more than 50% of the aggregate Term Loan Exposure of all the Lenders
(5)The definition of the term “Yield Protection Payment” is hereby revised to read in its entirety as follows:
“Yield Protection Payment” means, in connection with any prepayment of the Term Loans pursuant to Section 2.8(b)(i) or 2.8(c), an amount equal to (a) 6% of the principal and interest (including PIK Interest) included in the prepayment if the prepayment occurs on or before the last day of the fifteenth full calendar month following the Closing Date, (b) 3% of the principal and interest (including PIK Interest) included in the prepayment if the prepayment occurs at any time during the 16th through 27th full calendar months following the Closing Date, and (c) 0% if the prepayment occurs at any time after the last day of the 27th full calendar month following the Closing Date.
(b) Changes to Commitments. Section 2.1 is hereby amended to read in its entirety as follows:
2.1 Term Loan Commitments. Subject to the terms and conditions hereof, each Lender severally, and not jointly, agrees to make term loans to the Credit Parties, during the Availability Period, in an aggregate principal amount not to exceed such Lender’s Term Loan Commitment. Each Lender’s Term Loan Commitment shall be reduced by the aggregate principal amount of the Term Loans funded by that Lender. Each Borrowing of Term Loans shall be made from the Lenders based upon each Lender’s Commitment Percentage of the Borrowing until the aggregate principal amount of the term Loans made by a Lender is equal to its Commitment Percentage and thereafter based upon the Commitment Percentage of the remaining Lenders; provided, however, that the failure of any Lender to make any Term Loan shall not in itself relieve the other Lenders of their obligations to lend. At no time shall the sum of the aggregate principal amount of the Term Loans borrowed hereunder exceed the Total Term Loan Commitment. Term Loans borrowed hereunder and subsequently repaid or prepaid may not be reborrowed.
(c)Borrowings. Section 2.2 is hereby amended by revising Section 2.2(c) to read in its entirety as follows:
(c) Delayed Draw and Expansion Loans. During the Availability Period, subject to the satisfaction of the conditions set forth in Article IV, additional Term Loans in the aggregate principal amount of $1,000,000 (“Delayed-Draw Loans”) and, after the Delayed-Draw Loans have been fully funded, Expansion Loans in the aggregate principal amount of $3,200,000 may be borrowed during the Availability Period. All Delayed-

Draw Loans and Expansion Loans shall be made pursuant to a Borrowing Certificate delivered to the Administrative Agent pursuant to Section 2.2(a).
(d)Collateral. Notwithstanding anything in the Credit Agreement or the other Credit Documents to the contrary:
(1)The Credit Parties shall not be required to deliver the Mortgage provided for in Section 4.2(d) to the Administrative Agent and neither the failure of (A) the Administrative Agent to have a perfected security interest in the Mortgaged Property, nor (B) the Credit Parties to pay or provide for the payment of real property taxes in respect of the Mortgaged Party shall constitute a Default or Event of Default.
(2)The Credit Parties shall not be required until January 1, 2023, to grant to the Administrative Agent for the benefit of the Lenders a first-priority perfected security interest in the assets of, or Equity Interests in, AGMI. From and after January 1, 2023, the failure of the Administrative Agent to hold a first-priority perfected security interest in the assets of, or Equity Interests in, AGMI shall constitute an Event of Default.
(e)Covenants. Article 6 is hereby amended as follows:
(1)Section 6.8 is hereby amended in its entirety to read as follows:
6.8 Board of Directors. AFHI shall, at all times, have no fewer than three directors. From and after July 31, 2022, a majority of AFHI’s board of directors (regardless of its size) shall consist of directors reasonably acceptable to the Administrative Agent and the Lenders who do not have a material relationship with any Credit Party and are neither executives of any Credit Parties nor involved in any Credit Party’s day-to-day operations.
(2)Section 6.12 is hereby amended in its entirety to read as follows:
6.12 Minimum Liquidity. Commencing with the calendar quarter ending on June 30, 2023, on each day of a calendar quarter indicated on the table below, the Credit Parties shall (as set forth in the Compliance Certificates delivered pursuant to Section 6.1(b)) have Qualifying Cash on deposit in an amount not less than the “Minimum Qualifying Cash Amount” for the indicated calendar quarter.

Calendar Quarter Ending	Minimum Qualifying Cash Amount
June 30, 2023	$ 500,000
September 30, 2023	$ 625,000
December 31, 2023	$ 750,000
March 31, 2024	$ 875,000
June 30, 2024	$1,000,000

(3)The penultimate sentence of Section 6.13 is hereby revised to read in its entirety as follows:

AFHI shall file a registration statement on Form S-1 with respect to the Set-Up Fee Shares, the Draw-Fee Shares and the Conversion Shares no later than thirty (30) days following the Credit Parties’ becoming aware that AFHI will not be eligible for a Form S-3 automatic shelf registration.
(f)Events of Default. Section 7.1(c) is hereby amended to read in its entirety as follows:
(c) Failure by the Credit Parties, at any time from and after June 30, 2022, to provide to the Administrative Agent continuous “read-only” on-line access to all deposit accounts maintained by AFHI and its Subsidiaries (whether or not included in the Collateral).
5.Miscellaneous.
(a)Except as expressly provided in this Amendment No. 3, the Credit Documents in existence prior to the date hereof shall remain unmodified and in full force and effect.
(b)From and after the date hereof, all references to the Credit Agreement in the Credit Documents shall be deemed references to the Credit Agreement as amended and supplemented by this Amendment No. 3.
(c)This Amendment No. 3 is a Credit Document and the provisions of Sections 9.11, 9.14, 9.15, 9.16, 9.19 and 9.20 are incorporated herein by reference adjusted mutatis mutandis so that references to the Credit Agreement shall be deemed references to this Amendment No. 3.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Amendment No. 3 to be duly executed and delivered as of the date first above written.

ATLAS FINANCIAL HOLDINGS, INC.,
a Cayman Islands exempted company limited by shares
By: /s/ Scott D. Wollney
Name:    Scott D. Wollney
Title:    President & CEO
ANCHOR GROUP MANAGEMENT INC.,
a New York corporation
By:    /s/ Scott D. Wollney
Name:    Scott D. Wollney
Title:    President & CEO
optON DIGITAL IP INC.,
a Delaware corporation
By:    /s/ Scott D. Wollney
Name:    Scott D. Wollney
Title:    President & CEO
UBI HOLDINGS INC.,
a Delaware corporation
By:    /s/ Scott D. Wollney
Name:    Scott D. Wollney
Title:    President & CEO

AMERICAN INSURANCE ACQUISITION INC., a Delaware corporation
By:    /s/ Scott D. Wollney
Name:    Scott D. Wollney
Title:    President & CEO
ANCHOR HOLDINGS GROUP, INC.,
a New York corporation
By:     /s/ Scott D. Wollney
Name:    Scott D. Wollney
Title:    President & CEO
optON INSURANCE AGENCY INC.,
a Delaware corporation
By:    /s/ Scott D. Wollney
Name:    Scott D. Wollney
Title:    President & CEO
PLAINVIEW PREMIUM FINANCE COMPANY, INC., a Delaware corporation

By:    /s/ Scott D. Wollney
Name:    Scott D. Wollney
Title:    President & CEO

[*****]
[Lender Signature Pages Omitted]